Exhibit 99.1

                                        Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS FOURTH-QUARTER REVENUES OF $175.2 MILLION
———————————
REPORTS QUARTERLY NET INCOME PER DILUTED SHARE OF $0.02;
ADJUSTED NET INCOME OF $0.05 PER DILUTED SHARE BEFORE $0.03 CHARGE
———————————
AFFIRMS REVENUE GUIDANCE FOR 2013 AND ESTABLISHES 2013 EPS GUIDANCE

NASHVILLE, Tenn. (Feb. 7, 2013) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the fourth quarter and year ended December 31, 2012.  For the fourth quarter, total revenues were $175.2 million compared with $180.0 million for the fourth quarter of 2011.  Net income per diluted share for the fourth quarter of 2012 was $0.02 compared with a loss for the fourth quarter of 2011 of $5.32.  Excluding a restructuring charge of $0.03 per diluted share for capacity realignment costs, adjusted net income per diluted share for the fourth quarter of 2012 was $0.05.  For the fourth quarter of 2011, adjusted net income per diluted share was $0.27, excluding restructuring charges related to severance costs and Cigna-dedicated capacity reductions and impairment charges related to the write down of goodwill.

Total revenues for 2012 were $677.2 million compared with $688.8 million for 2011.  Net income per diluted share for 2012 was $0.24 compared with a net loss per diluted share for 2011 of $4.68. Excluding the restructuring and impairment charges discussed above, adjusted net income per diluted share was $0.27 for 2012 compared with $0.85 for 2011.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8-9 for a reconciliation of GAAP and non-GAAP measures

	3 Months Ended December 31,		12 Months Ended December 31,
	2012	2011 (1)	2012	2011 (1)
Domestic, excluding restructuring and impairment charges	$0.00	$0.31	$0.26	$0.98
International, excluding restructuring charges	0.05	(0.04)	0.01	(0.13)
Adjusted net income per diluted share	0.05	0.27	0.27	0.85
Restructuring charges(2)	(0.03)	(0.17)	(0.03)	(0.16)
Impairment charges(2)	-	(5.43)	-	(5.36)
Net income (loss) per diluted share(3)	$0.02	$(5.32)	$0.24	$(4.68)

(1)	The assumed exercise of stock-based compensation awards for the three and twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.
(2)	Per-share results differ for the three and twelve months ended December 31, 2011 due to different weighted average outstanding shares and equivalents for each period.
(3)	Figures may not add due to rounding.

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Leedle remarked, “Healthways’ financial and operating performance for the fourth quarter and the year was on track strategically, tactically and financially with our plans to return the Company to a path of consistent profitable growth.  Because of the strong business development success we achieved during 2012, we have strong visibility to a return to revenue growth in 2013 and beyond. We are also confident that the ramping of our existing contract base during 2013, along with expected new and renewed contracts signed in 2013, will provide for a full return to sustainable profitable growth for 2014 and beyond.”

Fourth-Quarter Results

“Fourth-quarter revenues were impacted by the wind-down of the Cigna contract, which represented comparable-period declines in revenues of approximately $20 million for the fourth quarter and $70 million for full-year 2012,” said Leedle.  “As we discussed in our third-quarter press release, fourth-quarter revenues were also affected by the early renewal of two significant contracts, resulting in changes that reduced revenue for the fourth quarter of 2012, while significantly increasing our expected revenues in 2013 and beyond both for these renewed contracts and the Company overall.

“Earnings for the fourth quarter were affected by our success in signing a number of previously discussed new large contracts that required significant implementation costs, as well as by the revenue decline discussed above.  We partially offset the impact of these costs and lower revenues through the performance of our international operations, which produced net income of $0.05 per diluted share for the fourth quarter, primarily driven by the timing of milestone-based revenue recognition.”

Fourth-Quarter Business Development Success Caps Record Contracting Year

“Our business development momentum remained strong in the fourth quarter of 2012, as we continued to execute large, long-term total population management contracts requiring the significant scale and integration capabilities that we believe Healthways is uniquely capable of providing through our comprehensive Well-Being Improvement Solution,” Leedle added. “During the quarter, we signed 34 contracts, including 12 with new customers, 10 expansions and 12 extensions.  In total, the new and expanded contracts signed in 2012 are expected to produce average annualized new revenues of $157 million at target performance, compared with our previous record of $119 million from contracts we signed in 2011.

“Our 2012 contracting results demonstrate that we are continuing to grow our business significantly in each of our major markets: health plans, health systems and employers.  In the fourth quarter alone, we announced new total population management contracts with two large employers, who, combined, have over 325,000 employees and eligible dependents.  We continued to expand the services we provide to a number of our largest health plan customers.  We also signed contracts with three major health systems that represent 40 hospitals and more than 6,400 affiliated physicians across portions of seven states.

“An increasing number of these large, long-term contracts have growing revenue streams that reflect both the staged implementation of services and the expansion of lives we serve through our comprehensive Well-Being Improvement Solution.  Over the past year and together with our new health system partners and their affiliated physicians, we have secured both Medicare and

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commercial ACOs, expanding the number of attributed lives to whom we will collaboratively provide integrated services and support.

“As a result of the number and scope of the contracts signed in 2012, we have reached a critical mass of business that we expect will drive a return to revenue growth for 2013 and beyond.  Further, based on continuing business development momentum with health systems, health plans and employers, including government entities, we are confident our contracting success will continue in 2013.”

Financial Guidance

As discussed in the third-quarter release, Healthways’ guidance for 2013 revenues is a range of $710 million to $750 million.  This range represents a 5% to 11% increase over 2012 revenues, despite reduced revenues of approximately $80 million in 2013, as compared to 2012, from the terminations of the Cigna contract and one other health plan contract (the “two terminated contracts”).  Once launched, many of the contracts signed in 2012 are expected to take from six to 24 months to reach an average target revenue run rate. As a result, the Company expects its revenues for the second half of 2013 will be substantially larger than revenues for the first half of the year.  The Company also expects its existing contract base at the end of 2012 to produce organic revenue growth for 2014 over 2013 of more than $85 million.

Healthways expects that EBITDA margin for 2013 will be in a range of 10.5% to 12.5%, compared to an EBITDA margin of 11.9% for 2012.  There are a number of factors impacting the Company’s EBITDA margin expectations for 2013, including the two terminated contracts, which, as a result of their scale, relationship tenure, services and platforms, carried margins higher than the Company’s consolidated averages.  In addition, some large contracts include performance-based revenue that the Company expects to recognize in the second half of 2013.  Further, many of the large contracts signed during 2012 initially require significant implementation costs ahead of the revenue ramp anticipated to occur during 2013 and beyond, as a variety of services are deployed to engage an increasing number of covered lives.  As a result of these dynamics, Healthways expects significant expansion in the EBITDA margin through the sequential quarters of 2013.

The Company’s guidance for net income per diluted share for 2013 is in a range of $0.25 to $0.35. The Company expects net income per diluted share to ramp sharply through the sequential quarters of 2013, with a loss for the first quarter of approximately $0.15 per diluted share.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8-9 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2013 (Guidance)	Dec. 31, 2012 (Actual)
Adjusted net income per diluted share	$0.25 - 0.35	$0.27
Restructuring charges	-	(0.03)
Net income per diluted share	$0.25 - 0.35	$0.24

Healthways continues to be well-positioned to finance its expected growth.  At the end of 2012, the Company had $55 million of availability on its revolving credit facility, and its ratio of long-term

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debt to EBITDA, as calculated under its credit agreement, was 3.4 times.  The Company expects 2013 net operating cash flows to be in a range of $70 million to $80 million, and capital expenditures for the year are expected to total approximately $45 million.

Summary

Leedle concluded, “The past year marked a major step in our path to re-establishing consistent, profitable long-term growth.  During the year, we began or continued the implementation of a number of large, comprehensive contracts signed in 2011 and 2012, and we demonstrated the accelerating demand for our comprehensive Well-Being Improvement Solution from health plans, health systems and employers.  As a result, we have built the contract base expected to drive absolute revenue growth in 2013 and further revenue growth for 2014.  As in 2012, we expect margin pressure in 2013 as we implement and grow the revenue streams from this series of new, long-term and strategic relationships with health plans, health systems and employers. However, we expect our revenue growth to drive comparable-quarter margin expansion as early as the second half of 2013, with additional EBITDA and earnings growth continuing for 2014.

“We believe our longer-term prospects continue to grow more favorable as the healthcare industry accelerates the transition to a value-based payment model based on longitudinal cost and quality outcomes. The acceleration in our business development momentum, in terms of contract volume and the size, comprehensiveness and integration requirements of the contracts signed and under development, support this belief.  Further, our 2012 contracting success is evidence of Healthways strong market differentiation.  We believe Healthways is in the best position to serve increasing market demand for total population management because we have developed, and lead the market for, well-being improvement.  We have a long-term record of proven, value-based performance and compelling innovation that, together, have enabled us to consistently expand our value proposition in anticipation of the transformation of the healthcare industry.”

Conference Call

Healthways will hold a conference call to discuss this release today at 9:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 5679724, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company’s annual financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

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•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•	the Company’s ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company’s services;
•
the Company’s ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•
the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•	the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of

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behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant’s health and productivity and to reduce health-related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 40 million people on four continents.  Learn more at www.healthways.com.

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues	$175,180	$179,995	$677,170	$688,765
Cost of services (exclusive of depreciation and amortization of $9,404, $9,281, $36,094, and $36,248, respectively, included below)	137,559	133,211	533,880	510,724
Selling, general and administrative expenses	17,432	15,120	60,888	64,843
Depreciation and amortization	13,501	12,644	51,734	49,988
Impairment loss	—	183,288	—	183,288
Restructuring and related charges	1,773	9,036	1,773	9,036

Operating income (loss)	4,915	(173,304)	28,895	(129,114)
Interest expense	3,328	3,384	14,149	13,193

Income (loss) before income taxes	1,587	(176,688)	14,746	(142,307)
Income tax expense	983	382	6,722	15,386

Net income (loss)	$604	$(177,070)	$8,024	$(157,693)

Earnings (loss) per share:
Basic	$0.02	$(5.32)	$0.24	$(4.68)

Diluted(1)	$0.02	$(5.32)	$0.24	$(4.68)

Weighted average common shares
and equivalents:
Basic	33,931	33,268	33,597	33,677
Diluted (1)	34,311	33,268	33,836	33,677

(1) The assumed exercise of stock-based compensation awards for the three and twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.

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Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Domestic Earnings Per Share (EPS) Excluding Restructuring Charges
and Reconciliation of Adjusted EPS to EPS, GAAP Basis

	Three Months Ended	Twelve Months Ended
	December 31, 2012	December 31, 2012
Domestic EPS excluding restructuring charges (1)	$0.00	$0.26
International EPS	0.05	0.01
Adjusted EPS (2)	$0.05	$0.27
EPS (loss) attributable to restructuring charges (3)	(0.03)	(0.03)
EPS, GAAP basis	$0.02	$0.24

(1) Domestic EPS excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding restructuring charges in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(3) EPS (loss) attributable to restructuring charges includes $1.8 million associated with charges related to capacity realignment.

Reconciliation of Domestic EPS Excluding Restructuring and Impairment Charges and
Reconciliation of Adjusted EPS to EPS, GAAP Basis (4)

	Three Months Ended	Twelve Months Ended
	December 31, 2011	December 31, 2011
Domestic EPS excluding restructuring and impairment charges (5)	$0.31	$0.98
International EPS (loss) excluding restructuring charges (6)	(0.04)	(0.13)
Adjusted EPS (7)	$0.27	$0.85
EPS (loss) attributable to restructuring charges (8)	(0.17)	(0.16)
EPS (loss) attributable to impairment charges (9)	(5.43)	(5.36)
EPS (loss), GAAP basis (10)	$(5.32)	$(4.68)

(4) The assumed exercise of stock-based compensation awards for the three and twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.

(5) Domestic EPS excluding restructuring and impairment charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to

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provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding restructuring and impairment charges in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(6) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider
International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

(7) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(8) EPS (loss) attributable to restructuring charges includes $9.0 million associated with charges related to severance costs and Cigna-dedicated capacity reductions.

(9) EPS (loss) attributable to impairment charges includes $183.3 million associated with the write-down of goodwill.

(10) Figures may not add due to rounding.

Reconciliation of Revenues Excluding Cigna to Revenues, GAAP Basis

	Twelve Months Ended	Twelve Months Ended
	December 31, 2012	December 31, 2011
Revenues excluding Cigna (11)	$631.2	$573.3
Revenues attributable to Cigna (12)	46.0	115.5
Revenues, GAAP basis	$677.2	$688.8

(11) Revenues excluding Cigna is a non-GAAP financial measure.  The Company excludes revenues attributable to Cigna from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider revenues excluding Cigna in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(12) Revenues attributable to Cigna consist of pre-tax revenues of $46.0 million and $115.5 million for the twelve months ended December 31, 2012 and 2011, respectively.

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	December 31,	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$1,759	$864
Accounts receivable, net	108,337	97,459
Prepaid expenses	9,727	11,417
Other current assets	7,227	1,412
Income taxes receivable	5,920	6,065
Deferred tax asset	8,839	10,314
Total current assets	141,809	127,531

Property and equipment:
Leasehold improvements	40,679	41,622
Computer equipment and related software	267,902	239,732
Furniture and office equipment	23,552	26,324
Capital projects in process	11,799	17,811
	343,932	325,489
Less accumulated depreciation	(187,438)	(183,301)
	156,494	142,188

Other assets	21,042	10,797

Intangible assets, net	90,228	92,997
Goodwill, net	338,695	335,392

Total assets	$748,268	$708,905

See accompanying notes to the consolidated financial statements.

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,	December 31,
	2012	2011
Current liabilities:
Accounts payable	$26,343	$22,578
Accrued salaries and benefits	24,909	35,617
Accrued liabilities	39,234	28,639
Deferred revenue	5,643	9,273
Contract billings in excess of earned revenue	14,793	13,154
Current portion of long-term debt	11,801	3,725
Current portion of long-term liabilities	5,535	5,771
Total current liabilities	128,258	118,757

Long-term debt	278,534	266,117
Long-term deferred tax liability	36,053	26,964
Other long-term liabilities	26,602	31,351

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,924,464 and 33,304,681 shares outstanding, respectively	34	33
Additional paid-in capital	251,357	247,137
Retained earnings	56,541	48,517
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(929)	(1,789)
Total stockholders’ equity	278,821	265,716

Total liabilities and stockholders’ equity	$748,268	$708,905

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Twelve Months Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$8,024	$(157,693)
Adjustments to reconcile net income to net cash flows provided by operating activities, net of business acquisitions:
Depreciation and amortization	51,734	49,988
Impairment loss	—	183,288
Amortization and write-off of deferred loan costs	2,284	1,894
Share-based employee compensation expense	6,371	9,246
Deferred income taxes	(867)	(3,572)
Excess tax benefits from share-based payment arrangements	(492)	(433)
Increase in accounts receivable, net	(23,439)	(7,452)
Decrease in other current assets	2,517	6,960
(Decrease) increase in accounts payable	(995)	1,466
Decrease in accrued salaries and benefits	(12,980)	(8,932)
Increase in other current liabilities	13,637	2,676
Other	(5,096)	(1,144)
Net cash flows provided by operating activities	40,698	76,292

Cash flows from investing activities:
Acquisition of property and equipment	(48,912)	(49,290)
Business acquisitions, net of cash acquired	(4,693)	(23,523)
Other	(6,872)	(6,889)
Net cash flows used in investing activities	(60,477)	(79,702)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	753,450	439,621
Payments of long-term debt	(734,255)	(417,490)
Deferred loan costs	(2,547)	—
Excess tax benefits from share-based payment arrangements	492	433
Exercise of stock options	2,835	4,825
Repurchases of common stock	—	(23,690)
Change in outstanding checks and other	582	(709)
Net cash flows provided by financing activities	20,557	2,990

Effect of exchange rate changes on cash	117	220

Net increase in cash and cash equivalents	895	(200)

Cash and cash equivalents, beginning of period	864	1,064

Cash and cash equivalents, end of period	$1,759	$864

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Noncash Activities:
Issuance of unregistered common stock associated with Navvis acquisition	$—	$3,262

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